UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 1, 2015

GREATBATCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2015, Greatbatch, Inc. (the "Company") announced the election of Marcia A. Dall to its Board of Directors (the "Board"), effective May 1, 2015. Ms. Dall will serve on the Board's Audit and Compensation & Organization Committees. As a Director, she will be entitled to receive remuneration in accordance with the Company's Director compensation program disclosed in the Company's most recent proxy statement filed with the SEC on April 13, 2015. Ms. Dall's term as Director will continue until her successor is elected or her earlier resignation or removal.

Ms. Dall has been Executive Vice President and Chief Financial Officer of Erie Insurance Group and Erie Indemnity Company since 2009. The company, based in Erie, Pennsylvania, provides management services related to the sales, underwriting and issuance of policies of Erie Insurance Exchange. Prior to joining Erie, Ms. Dall served as Chief Financial Officer for the Healthcare division at Cigna Corp., a global health services company. Prior to Cigna, she was Chief Financial Officer for Genworth Financial Inc., a former subsidiary of General Electric, for its International and U.S. mortgage insurance segments. Ms. Dall began her career in 1985 in General Electric's financial management program and throughout her tenure with that company held various leadership positions both in finance and operations.

A copy of the press release announcing the election is attached as exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated May 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015	GREATBATCH, INC.
	By:	/s/ TIMOTHY G. MCEVOY Timothy G. McEvoy Senior Vice President, General Counsel Secretary